                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 26, 2001


                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      0-26677                       13-4053502
(State of incorporation)       (Commission File No.)     (IRS Employer Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)

                  Registrant's telephone number: (917) 286-2300

Item 5.   Other Events.

     On January 26, 2001, Insight Communication Company, Inc. issued a press release pursuant to the Rule 135c safe harbor for reporting issuers announcing a proposed unregistered $150 million discount bond offering pursuant to a private placement under Rule 144A of the Securities Act of 1933. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.   Regulation FD Disclosure.

     Insight Communications Company Inc. is conducting a $150 million discount bond offering to repay inter-company debt and for general corporate purposes, including a possible purchase of a 50% interest in cable television systems managed by Insight Communications and other joint ventures and/or strategic acquisitions. The offering will be a private placement under Rule 144A of the Securities Act of 1933 and will be made only to qualified institutional buyers and to a limited number of institutional accredited investors. Included in the preliminary offering circular for the private placement are certain historical and pro forma financial statements and operating data that have not been previously publicly reported. Certain of the pro forma financial and operating data give effect to our completion on January 5, 2001 of a series of transactions with certain subsidiaries of AT&T Corp. ("AT&T Cable Subsidiaries"). We financed these transactions with the Midwest Holdings credit facility entered into on January 5, 2001. We refer herein to all of the preceding transactions as the "Transactions."

     A copy of the pro forma financial statements and operating data as well as the historical financial statements of the systems we currently own, which have not been previously publicly reported, are provided below.

     The proposed bonds have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This current report or Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering or sale would be unlawful.

     Any statements in this report that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Insight Communications anticipates. Factors that could have a material and adverse impact on actual results are described in Insight Communications' annual report on Form 10-K for the year ended December 31, 1999 and quarterly report on Form 10-Q for the nine months ended September 30, 2000. All forward-looking statements in this report are qualified by reference to the cautionary statements included in Insight Communications' Form 10-K and Form 10-Q.

                         PRO FORMA FINANCIAL STATEMENTS

    The following tables set forth selected financial data of the Indiana, Kentucky, Illinois, Ohio and Georgia systems which are systems in which we have a significant economic interest. The tables include data for us:

  . on a historical basis;

  . on a pro forma basis excluding Insight Ohio; and

  . on a pro forma basis including Insight Ohio.

    The historical data for the nine months ended September 30, 2000 reflect the operations of all systems for nine months, including the Ohio system retroactively consolidated as of January 1, 2000.

    The pro forma data excluding Insight Ohio for the nine month period ended September 30, 2000 reflects the following events:

  . Issuance of the Insight Midwest 10 1/2% senior notes and the use of the net proceeds therefrom to repay a portion of the Indiana and Kentucky credit facilities;

  . The Transactions;

  . Assumption of debt in connection with the Transactions;

  . Exchange of the Claremont, California system; and

  . Entering into the Midwest Holdings credit facility and the application of a portion of the net proceeds therefrom to repay the Kentucky and Indiana credit facilities.

    The pro forma data including Insight Ohio for the nine month period ended September 30, 2000 includes, in addition to the above, the results of operations for the Insight Ohio system.

    The historical data for the year ended December 31, 1999 reflect the operations of the Indiana, Griffin, Georgia, Claremont, California and Rockford, Illinois systems for twelve months, the Kentucky systems for three months (from October 1, 1999, the date of acquisition, through December 31, 1999), and the Portland and Scottsburg, Indiana systems for nine months (from April 1, 1999, the date of acquisition, through December 31, 1999). For the twelve months ended December 31, 1999, the Ohio system was accounted for as an equity investment.

    The pro forma data excluding Insight Ohio for the year ended December 31, 1999 reflect the following events:

  . Elimination of our equity share in the operating losses and our amortization of the deficiency in assets of Insight Ohio;

  . Addition of the operating results of the Portland and Scottsburg, Indiana systems for the three month period ended March 31, 1999;

  . Addition of the operating results of the Kentucky systems for the nine month period ended September 30, 1999;

  . Issuance of the Insight Midwest 10 1/2% senior notes and the use of the net proceeds therefrom to repay a portion of the Indiana and Kentucky credit facilities and the issuance of the Insight Midwest 9 3/4% senior notes and the use of the net proceeds therefrom to repay a portion of the Kentucky credit facility;

  . The Transactions;

  . Assumption of debt in connection with the Transactions;

  . Exchange of the Claremont, California system; and

  . Entering into the Midwest Holdings credit facility and the application of a portion of the net proceeds therefrom to repay the Kentucky and Indiana credit facilities.

    The pro forma data including Insight Ohio for the year ended December 31, 1999 includes, in addition to the above, the results of operations for the Insight Ohio system.

    The pro forma financial data sets forth information both excluding and including Insight Ohio, as Insight Ohio will be an unrestricted subsidiary under the indenture governing the notes, and will be prohibited by the terms of its indebtedness from making distributions to us.

    The historical data included in the pro forma statement of operations for the nine months ended September 30, 2000 under the column headings "Insight Communications (as reported)," "Illinois Systems Contributed by and Purchased from AT&T Cable Subsidiaries," and "Insight Ohio (as adjusted)" represent for:

  . Insight Communications (as reported), nine months of operating results of Insight Communications.

  . Insight Ohio, nine months of operating results of Insight Ohio, which we acquired on August 9, 2000, plus adjustments to reflect such acquisition as if it had occurred at January 1, 2000.

  . Illinois Systems Contributed by and Purchased from AT&T Cable
    Subsidiaries, nine months of operating results of the Illinois systems owned by the AT&T Cable Subsidiaries for the full nine months ended September 30, 2000 (including three and one half months of operating results of systems previously owned by MediaOne), which we acquired pursuant to the Transactions.

    The historical data included in the pro forma statement of operations for the year ended December 31, 1999 under the column headings "Insight Communications (as reported)," "Kentucky," "Illinois Systems Contributed by and Purchased from AT&T Cable Subsidiaries," and "Insight Ohio" represent for:

  . Insight Communications (as reported), twelve months of operating results of Insight Communications which includes twelve months of operating results of Insight Communications Midwest, Griffin, Georgia, Claremont, California and Rockford, Illinois and three months of operating results (October 1, 1999 through December 31, 1999) of Insight Kentucky and twelve months of our equity share of Insight Ohio's operating results.

  . Kentucky, nine months of operating results of InterMedia Capital
    Partners VI, L.P., plus adjustments to reflect the October 1999 acquisition of Insight Kentucky and the refinancing of a portion of Insight Kentucky's indebtedness through the issuance of Insight Midwest's 9 3/4% senior notes due 2009.

  . Insight Ohio, twelve months of operating results of Insight Ohio which we acquired on August 9, 2000, plus adjustments to reflect such acquisition as if it had occurred at January 1, 1999.

  . Illinois Systems Contributed by and Purchased from AT&T Cable
    Subsidiaries, twelve months of operating results of the Illinois systems owned by the AT&T Cable Subsidiaries for ten months in 1999 and by Tele-Communications, Inc. (AT&T's cable predecessor) for two months in 1999, which we acquired pursuant to the Transactions (including seven months of operating results for an Illinois system which was owned by the AT&T Cable Subsidiaries as of June 1, 1999), which we acquired pursuant to the Transactions.

    As indicated in footnote (A) on page 6 and footnote (B) and on page 9, the pro forma financial data do not include results of certain of the Illinois systems which we acquired pursuant to the Transactions for the periods specified. If such results were included in the financial data below, revenues and EBITDA on a pro forma basis excluding Insight Ohio would have been $452.8 million and $362.0 million, respectively, for the nine months ended September 30, 2000, and $571.3 million and $322.3 million, respectively, for the year ended December 31, 1999. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                            INSIGHT COMMUNICATIONS

                       PRO FORMA STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 2000
                                (in thousands)

                                                               Illinois
                                                               Systems
                                                             Contributed                   Pro Forma
                                                                By And                      Insight
                                                 Insight      Purchased                  Communications
                     Insight     Insight Ohio Communications  From AT&T                    Excluding    Insight Ohio
                  Communications      As        Excluding       Cable      Pro Forma      Insight Ohio       As
                   As Reported   Adjusted (H)  Insight Ohio  Subsidiaries Adjustments         (A)       Adjusted (H)
                  -------------- ------------ -------------- ------------ -----------    -------------- ------------
Revenues.........    $353,013      $(36,381)     $316,632      $128,357    $ (3,085)(I)     $441,904      $36,381
Costs and
 expenses:
 Programming and
  other operating
  costs..........     123,343       (14,197)      109,146        54,303      (1,074)(I)      162,375       14,197
 Selling, general
  and
  administrative..     72,241        (8,424)       63,817        20,774        (824)(I)       76,756        8,424
                                                                             (7,011)(D)
 Depreciation and
  amortization...     175,993       (17,506)      158,487        36,598          60 (B)      219,918       17,506
                                                                             25,669 (E)
                                                                             (1,451)(I)
                                                                                555 (F)
                     --------      --------      --------      --------    --------         --------      -------
Operating income
 (loss)..........     (18,564)        3,746       (14,818)       16,682     (19,009)         (17,145)      (3,746)
Other income
 (expense):
 Interest income
  (expense)......     (77,508)        1,381       (76,127)          --      (51,341)(G)     (137,459)      (1,381)
                                                                             (9,991)(C)
 Other income
  (expense)......          15           (71)          (56)          --                           (56)          71
                     --------      --------      --------      --------    --------         --------      -------
Income (loss)
 before minority
 interest and
 equity losses of
 investees.......     (96,057)        5,056       (91,001)       16,682     (80,341)        (154,660)      (5,056)
Minority
 Interest........      49,032           --         49,032           --       27,815 (J)       76,847        2,528 (J)
Gain on sale of
 equity
 investment......      80,937                      80,937                                     80,937
Equity in losses
 of investees....      (3,030)          --         (3,030)          --                        (3,030)         --
                     --------      --------      --------      --------    --------         --------      -------
Income (loss)
 before income
 taxes...........    $ 30,882      $  5,056      $ 35,938      $ 16,682    $(52,526)        $     94      $(2,528)
                     ========      ========      ========      ========    ========         ========      =======
                    Pro Forma
                     Insight
                  Communications
                    Including
                   Insight Ohio
                       (A)
                  --------------
Revenues.........   $ 478,285
Costs and
 expenses:
 Programming and
  other operating
  costs..........     176,572
 Selling, general
  and
  administrative..     85,180

 Depreciation and
  amortization...     237,424


                  --------------
Operating income
 (loss)..........     (20,891)
Other income
 (expense):
 Interest income
  (expense)......    (138,840)
 Other income
  (expense)......          15
                  --------------
Income (loss)
 before minority
 interest and
 equity losses of
 investees.......    (159,716)
Minority
 Interest........      79,375
Gain on sale of
 equity
 investment......      80,937
Equity in losses
 of investees....      (3,030)
                  --------------
Income (loss)
 before income
 taxes...........   $  (2,434)
                  ==============

 Notes to Pro Forma Statement of Operations for the Nine Months Ended September
                                    30, 2000
(A) The pro forma data includes the results of operations for the Illinois systems which we acquired pursuant to the Transactions only for the periods during which they were owned by the AT&T Cable Subsidiaries during the nine months ended September 30, 2000. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma data for the period indicated. If these results were included in the financial data above, revenues and EBITDA excluding Insight Ohio would have been $452.8 million and $362.0 million and revenues and EBITDA including Insight Ohio would have been $489.2 million and $378.3 million for the nine months ended September 30, 2000. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                        January 1, 2000 through June 15, 2000
                                        ---------------------------------------
                                             Revenues             EBITDA
                                        -------------------  ------------------
                                                   (in thousands)
     Previous MediaOne systems.........             $10,939  $            4,515

(B) Includes the elimination of amortization of deferred financing costs of $428,000 resulting from the repayment of a portion of the borrowings under the Indiana and Kentucky credit facilities and the recording of $488,000 amortization of deferred financing issuance costs for the Insight Midwest 10 1/2% senior notes.

(C) Reflects the net increase in interest expense related to the repayment of approximately $486.0 million of borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $29.9 million) and the issuance of the Insight Midwest 10 1/2% senior notes (increase in interest expense of $39.9 million).

(D) Reflects the elimination of management fee expense related to the AT&T Cable Subsidiary systems.

(E) Includes additional amortization related to a step-up in value of the intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries, totalling $111.9 million, which will be amortized on a straight-line basis over fifteen years. In addition, includes an increase in amortization of approximately $20.1 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(F) Includes the elimination of amortization related to deferred financing costs of $523,000 resulting from the repayment of borrowings under the Indiana and Kentucky credit facilities and the recording of $1.1 million in amortization of the deferred financing costs of the Midwest Holdings credit facility.

(G) Reflects the net increase in interest expense related to the refinancing of Indiana and Kentucky credit facility borrowings (net increase in interest expense of $6.7 million), borrowings under the Midwest Holdings credit facility to fund the acquisition of Illinois systems purchased from the AT&T Cable Subsidiaries (increase in interest expense of $24.0 million), and borrowings that we assumed pursuant to the Transactions (increase in interest expense of $20.7 million).

 Notes to Pro Forma Statement of Operations for the Nine Months Ended September
                                    30, 2000


(H) Includes the operating results of Insight Ohio for the nine months ended September 30, 2000 and a transaction adjustment as follows:

                                   Operating Results
                                  for the Nine Months    Transaction     As
                                Ended September 30, 2000 Adjustment   Adjusted
                                ------------------------ -----------  --------
                                               (in thousands)
   Revenues....................         $36,381            $   --     $36,381
   Costs and expenses:
     Programming and other
        operating costs........          14,197                --      14,197
     Selling, general and
        administrative.........           8,424                --       8,424
     Depreciation and
        amortization...........           7,756              9,750(1)  17,506
                                        -------            -------    -------
   Operating income (loss).....           6,004             (9,750)    (3,746)
   Other income (expense):
     Interest expense..........          (1,381)               --      (1,381)
     Other income..............              71                --          71
                                        -------            -------    -------
   Income (loss) from
      continuing operations....         $ 4,694            $(9,750)   $(5,056)
                                        =======            =======    =======

  --------
  (1) Reflects amortization related to a step-up in value of intangible assets of Insight Ohio of $156.0 million recorded by us in the consolidated financial statements, which is being amortized over twelve years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(I) Reflects the elimination of the operating results of the Claremont, California System exchanged in connection with the Transactions.

(J) Reflects the increase in AT&T Broadband's minority interest, which is calculated at 50% of the operating results of the systems purchased and contributed to Insight Midwest pursuant to the Transactions.

                            INSIGHT COMMUNICATIONS

                       PRO FORMA STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1999
                                (in thousands)

                                                     Illinois
                                                     Systems
                                                   Contributed                   Pro Forma                  Pro Forma
                                                      By And                      Insight                    Insight
                                                    Purchased                  Communications             Communications
                             Insight                From AT&T                    Excluding    Insight       Including
                          Communications Kentucky     Cable      Pro Forma      Insight Ohio   Ohio        Insight Ohio
                           As Reported     (A)     Subsidiaries Adjustments         (B)         (K)            (B)
                          -------------- --------  ------------ -----------    -------------- -------     --------------
Revenues................     $242,693    $159,197    $139,251    $     451 (E)   $ 538,012    $46,747       $ 584,759
                                                                       636 (F)
                                                                    (4,216)(M)
 Costs & expenses:
 Programming and other
  operating costs.......       71,956      51,924      57,246          126 (E)     180,206     16,017         196,223
                                                                       196 (F)
                                                                    (1,242)(M)
 Selling, general and
  administrative........       55,198      41,292      22,540           91 (E)     111,798     11,602         123,400
                                                                       107 (F)
                                                                    (1,033)(M)
                                                                    (6,397)(G)
 Non cash compensation
  and related charges...       19,285         --          --           --           19,285        --           19,285
 Depreciation and
  amortization..........      131,308      97,220      35,070           86 (E)     301,243     20,146         321,389
                                                                       202 (F)
                                                                    (1,823)(M)
                                                                       741 (I)
                                                                        79 (C)
                                                                    38,360 (H)
                             --------    --------    --------    ---------       ---------    -------       ---------
Operating loss..........      (35,054)    (31,239)     24,395      (32,622)        (74,520)    (1,018)        (75,538)
Other income (expense):
Interest income
 (expense), net.........      (50,398)    (46,997)        --            (1)(E)    (188,260)      (297)       (188,557)
                                                                   (15,832)(D)
                                                                   (75,032)(J)
Other income (expense)..       15,454      (1,523)        --           (58)(F)      13,873         92          13,965
                             --------    --------    --------    ---------       ---------    -------       ---------
Loss before minority
 interest and equity
 losses of investees....      (69,998)    (79,759)     24,395     (123,545)       (248,907)    (1,223)       (250,130)
Minority Interest.......       31,339         --          --        49,004 (N)      80,343        612 (N)      80,955
Equity in losses of
 investees..............      (13,963)        --          --           --          (13,963)    13,200 (L)        (763)
                             --------    --------    --------    ---------       ---------    -------       ---------
Income (loss) before
 income taxes...........     $(52,622)   $(79,759)   $ 24,395    $ (74,541)      $(182,527)   $12,589       $(169,938)
                             ========    ========    ========    =========       =========    =======       =========

Notes to Pro Forma Statement of Operations for the Year Ended December 31, 1999

(A) Includes the historical operating results of the Kentucky systems for the nine months ended September 30, 1999 and pro forma adjustments to reflect the October 1999 acquisition of Insight Kentucky by Insight Midwest and the repayment of a portion of the Insight Kentucky credit facility through the issuance of Insight Midwest's 9 3/4% senior notes, as follows:

                                         Kentucky Systems
                                           For the Nine
                                           Months Ended
                                          September 30,
                                               1999       Adjustments  Total
                                         ---------------- ----------- --------
                                                    (in thousands)
Revenues................................     $159,197      $    --    $159,197
Cost and expenses:
  Programming and other operating
     costs..............................       51,924           --      51,924
  Selling, general and administrative...       41,162           130     41,292
  Depreciation and amortization.........       91,707         5,513     97,220
                                             --------      --------   --------
Operating loss..........................      (25,596)       (5,643)   (31,239)
Gain (loss) on cable system exchange....       15,822       (15,797)        25
Interest expense........................      (41,979)       (5,018)   (46,997)
Other expense...........................       (1,548)          --      (1,548)
                                             --------      --------   --------
Loss from continuing operations.........     $(53,301)     $(26,458)  $(79,759)
                                             ========      ========   ========

(B) The pro forma data includes the results of operations for the Illinois systems which we acquired pursuant to the Transactions only for the periods during which they were owned by the AT&T Cable Subsidiaries in 1999. Listed below are the revenues and EBITDA for such systems for the periods during which they were not owned by the AT&T Cable Subsidiaries. The results below are not included in the pro forma data for the periods indicated. If such results were included in the financial data above, revenues and EBITDA excluding Insight Ohio would have been $571.3 million and $322.3 million and revenues and EBITDA including Insight Ohio would have been $618.1 million and $355.4 million for the year ended December 31, 1999. These revenues and EBITDA do not purport to be indicative of what our financial position or results of operations would have been had the above transactions been completed on the dates indicated or to project our results of operations for any future date.

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                               ----------------
                                                               Revenues EBITDA
                                                               -------- -------
                                                                (in thousands)
     Previous MediaOne systems:............................... $23,597  $10,495

                                                                  Five Months
                                                                 Ended May 31,
                                                                     1999
                                                                ---------------
                                                                Revenues EBITDA
                                                                -------- ------
                                                                (in thousands)
     Previous Time Warner systems:.............................  $9,696  $4,870

(C) Includes the elimination of amortization of deferred financing costs of $571,000 resulting from the repayment of a portion of the borrowings under the Indiana and Kentucky credit facilities and the recording of $650,000 of amortization of the deferred financing costs for the Insight Midwest 10 1/2% senior notes.

(D) Reflects the net increase in interest expense related to the repayment of approximately $486.0 million of borrowings under the Indiana and Kentucky credit facilities (decrease in interest expense of $37.4 million) and the issuance of the Insight Midwest 10 1/2% senior notes (increase in interest expense of $53.3 million).

(E) Includes the operating results of the Scottsburg system, acquired by Insight LP in March 1999, for the three-month period ended March 31, 1999.

(F) Includes the operating results of the Portland system, acquired by Insight LP in March 1999, for the three-month period ended March 31, 1999.

(G) Reflects the elimination of management fee expense related to the AT&T Cable Subsidiary systems.

(H) Includes additional amortization related to step-up in value of the intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries totaling $111.9 million over a period of fifteen years. In addition, includes an increase in amortization of approximately $30.9 million related to the pre-acquisition intangibles, resulting from a reduced period of amortization. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(I) Includes the elimination of amortization related to deferred financing costs of $697,000 resulting from the repayment of borrowings under the Indiana and Kentucky credit facility borrowings and the recording of $1.4 million in amortization of the deferred financing costs of the Midwest Holdings credit facility.

(J) Reflects the net increase in interest expense related to the refinancing of Indiana and Kentucky credit facility borrowings (net increase in interest expense of $15.5 million), borrowings under the Midwest Holdings credit facility to fund the acquisition of Illinois systems (increase in interest expense of $32.0 million), and borrowings that we assumed pursuant to the Transactions (increase in interest expense of $27.6 million).

(K) Includes the operating results of Insight Ohio for the year ended December 31, 1999 and a transaction adjustment as follows:

                                    Operating Results
                                    for the Year Ended Transaction       As
                                    December 31, 1999  Adjustment     Adjusted
                                    ------------------ -----------    --------
   Revenues........................      $46,747        $    --       $46,747
   Costs and expenses:
     Programming and other
        operating costs............       16,017             --        16,017
     Selling, general and
        administrative.............       11,602             --        11,602
     Depreciation and
        amortization...............        7,148          12,998 (1)   20,146
                                         -------        --------      -------
   Operating income (loss).........       11,980         (12,998)      (1,018)
   Other income (expense):
   Interest expense................         (297)            --          (297)
   Other income....................           92             --            92
                                         -------        --------      -------
   Income (loss) from continuing
      operations...................      $11,775        $(12,998)     $(1,223)

  --------
  (1) Reflects amortization related to a step up in value of intangible assets of Insight Ohio of $156.0 million recorded by us in the consolidated financial statements, which is being amortized over twelve years. Such amortization schedule is applied based upon the remaining attractive terms of the franchises. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

(L) Includes the elimination of our equity share operating loss ($4.6 million) and amortization of deficiency in assets ($8.6 million) in Insight Ohio.

(M) Includes the elimination of the operating results of the Claremont, California system exchanged in connection with the Transactions.

(N) Reflects the increase in AT&T Broadband's minority interest, which is calculated at 50% of the operating results of the systems purchased and contributed to Insight Midwest pursuant to the Transactions.

                             INSIGHT COMMUNICATIONS

                            PRO FORMA BALANCE SHEET
                               September 30, 2000
                                 (in thousands)

                                                                Illinois
                                                                Systems
                                                              Contributed
                                                                 By And                      Pro Forma
                                                  Insight      Purchased                      Insight
                      Insight     Insight Ohio Communications  From AT&T                   Communications Insight Ohio
                   Communications      As        Excluding       Cable      Pro Forma        Excluding         As
                    As Reported   Adjusted (F)  Insight Ohio  Subsidiaries Adjustments      Insight Ohio  Adjusted (F)
                   -------------- ------------ -------------- ------------ -----------     -------------- ------------
ASSETS
Cash and cash
 equivalents.....    $   43,367    $  (5,591)    $   37,776    $    2,143  $       (47)(D)   $   13,372     $  5,591
                                                                               (26,500)(B)
Investment in
 debt and equity
 securities......        39,473          --          39,473           --           --            39,473          --
Trade accounts
 receivable,
 net.............        14,551       (4,183)        10,368         5,845          (29)(D)       16,184        4,183
Prepaid expenses
 & other current
 assets..........        25,186         (301)        24,885           --           (91)(D)       24,794          301
                     ----------    ---------     ----------    ----------  -----------       ----------     --------
 Total current
  assets.........       122,577      (10,075)       112,502         7,988      (26,667)          93,823       10,075
Fixed assets,
 net.............       792,768      (71,684)       721,084       189,310       (1,679)(D)      908,715       71,684
Intangible            1,282,437     (150,767)     1,131,670     1,073,927      111,919 (B)    2,314,552      150,767
 assets, net.....
                                                                                (2,964)(D)
Other noncurrent
 assets..........        37,607          --          37,607           --         2,063 (A)       45,746          --
                                                                                 6,076 (B)
                     ----------    ---------     ----------    ----------  -----------       ----------     --------
 Total assets....    $2,235,389    $(232,526)    $2,002,863    $1,271,225  $    88,748       $3,362,836     $232,526
                     ==========    =========     ==========    ==========  ===========       ==========     ========
LIABILITIES &
 STOCKHOLDERS'
 EQUITY
Accounts payable
 & other current
 liabilities.....    $  113,091    $ (17,366)    $   95,725    $   13,829  $      (728)(D)   $  108,826     $ 17,366
Deferred income
 taxes...........        77,161          --          77,161           --           --            77,161          --
Debt.............     1,338,000      (25,000)     1,313,000           --      (486,000)(A)    2,002,000       25,000
                                                                               492,500 (A)
                                                                               682,500 (B)
Preferred
 interests.......       179,044     (179,044)           --            --           --               --       179,044
                     ----------    ---------     ----------    ----------  -----------       ----------     --------
 Total
  liabilities....     1,707,296     (221,410)     1,485,886        13,829      688,272        2,187,987      221,410
Minority
 interest........       (29,183)         --         (29,183)          --       563,300 (C)      534,117        5,550
Stockholders'
 equity..........       557,276      (11,116)       545,160     1,257,396   (1,162,824)(E)      640,732        5,566
                     ----------    ---------     ----------    ----------  -----------       ----------     --------
 Total
  liabilities &
  stockholders'
  equity.........    $2,235,389    $(232,526)    $2,002,863    $1,271,225  $    88,748       $3,362,836     $232,526
                     ==========    =========     ==========    ==========  ===========       ==========     ========
                     Pro Forma
                      Insight
                   Communications
                     Including
                    Insight Ohio
                   --------------
ASSETS
Cash and cash
 equivalents.....    $   18,963
Investment in
 debt and equity
 securities......        39,473
Trade accounts
 receivable,
 net.............        20,367
Prepaid expenses
 & other current
 assets..........        25,095
                   --------------
 Total current
  assets.........       103,898
Fixed assets,
 net.............       980,399
Intangible            2,465,319
 assets, net.....
Other noncurrent
 assets..........        45,746
                   --------------
 Total assets....    $3,595,362
                   ==============
LIABILITIES &
 STOCKHOLDERS'
 EQUITY
Accounts payable
 & other current
 liabilities.....    $  126,192
Deferred income
 taxes...........        77,161
Debt.............     2,027,000
Preferred
 interests.......       179,044
                   --------------
 Total
  liabilities....     2,409,397
Minority
 interest........       539,667
Stockholders'
 equity..........       646,298
                   --------------
 Total
  liabilities &
  stockholders'
  equity.........    $3,595,362
                   ==============

           Notes to Pro Forma Balance Sheet as of September 30, 2000

(A)Reflect the following assumptions:

  . receipt of estimated net proceeds from the Insight Midwest 10 1/2% senior notes of approximately $486.0 million net of $6.5 million of financing costs and $7.5 million of original issue discount;

  . repayment of borrowings under the Indiana and Kentucky credit facilities of approximately $486.0 million;

  . write-off of deferred financing costs of approximately $4.4 million associated with the repayment of borrowings under the Indiana and Kentucky credit facilities; and

  . recording of estimated deferred financing costs of approximately $6.5 million associated with the offering of the Insight Midwest 10 1/2% senior notes.

(B)Reflect the following:

  . a step-up in value of intangible assets of the Illinois systems acquired from the AT&T Cable Subsidiaries totalling $111.9 million. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material;

  . refinancing of borrowings under the Midwest Holdings credit facility;

  . borrowings of $376.3 million under the Midwest Holdings credit facility and a decrease in cash and cash equivalents of $26.5 million to fund the acquisition of the Illinois systems and financing costs;

  . borrowings of $306.2 million that we assumed pursuant to the Transactions;

  . write-off of deferred financing costs of approximately $5.4 million associated with the refinancing of borrowings with proceeds of the Midwest Holdings credit facility; and

  . recording of deferred financing costs of approximately $11.5 million associated with the Midwest Holdings credit facility.

(C) Reflects the increase in AT&T Broadband's minority interest in Insight Midwest's net assets based on AT&T Broadband's 50% share of the value of the net assets purchased by and contributed to Insight Midwest pursuant to the Transactions.

(D) Reflects the elimination of the Claremont, California system exchanged in connection with the Transaction.

(E)Reflects the following:

   Elimination of historical net assets of the Illinois systems contributed by and purchased from AT&T Cable Subsidiaries..... $(1,257,396)
   Net increase in fair value of net assets acquired pursuant to
    the Transactions..............................................     111,919
   Elimination of the net assets of the Claremont, California
    system........................................................       4,082
   Write-off deferred financing costs and other...................     (13,265)
                                                                   -----------
                                                                   $(1,162,824)
                                                                   ===========

(F) Includes the balance sheet of Insight Ohio as of September 30, 2000 and a transaction adjustment as follows:

                                            September 30, Transaction      As
                                                2000      Adjustment    Adjusted
                                            ------------- -----------   --------
                                                      (in thousands)
  Cash and cash equivalents................   $  5,591     $    --      $  5,591
  Trade accounts receivable, net...........      4,183          --         4,183
  Prepaid expenses and other current
     assets................................        301          --           301
  Fixed assets, net........................     71,684          --        71,684
  Intangible assets, net...................        301      150,466(1)   150,767
                                              --------     --------     --------
  Total assets.............................   $ 82,060     $150,466     $232,526
                                              ========     ========     ========
  Accounts payable and other current
     liabilities...........................   $ 17,366     $    --      $ 17,366
  Credit facility..........................     25,000          --        25,000
  Preferred interests......................    179,044          --       179,044
                                              --------     --------     --------
  Total liabilities........................    221,410          --       221,410
  Members equity...........................   (139,350)     150,466       11,116
                                              --------     --------     --------
  Total liabilities and members' equity....   $ 82,060     $150,466     $232,526
                                              ========     ========     ========

  --------
  (1)Reflects a step-up in value of intangible assets of Insight Ohio of $156.0 million recorded by us in the consolidated financial systems, which is being amortized over twelve years. The preliminary purchase price has been allocated to franchise rights. The purchase price allocation will be finalized upon completion and receipt of appraisal reports. However, we do not believe that any adjustment resulting from the final allocation of purchase price will be material.

                      PRO FORMA TECHNICAL OPERATING DATA

                               As of September 30, 2000, except where noted
                         -----------------------------------------------------------
                                                Pro Forma
                         -----------------------------------------------------------
                         Indiana  Kentucky   Illinois   Ohio     Managed     Total
                         Systems  Systems   Systems(1) System   Systems(2)  Systems
                         -------  --------  ---------- -------  ---------- ---------
Technical Data:
  Network miles(3)......   8,295    8,316      7,902     2,665     3,356      30,534
  Number of headends....      32        9         40         1        17          99
  Number of headends
   expected upon
   completion of
   upgrades during
   2001(4)(5)...........       6        5          8         1         0          20
  Number of headends
   serving 95% of our
   customers expected
   upon completion of
   upgrades during
   2001(4)(5)...........       4        4          5         1         0          14
Operating Data:
  Homes passed(6)....... 553,900  716,300    675,800   183,200   180,500   2,309,700
  Basic customers(7).... 342,300  417,600    430,100    84,700   120,700   1,395,400
  Basic
     penetration(8).....    61.8%    58.3%      63.6%     46.2%     66.9%       60.4%
  Digital ready
     homes(9)........... 171,800  383,000    455,500    35,141         0   1,045,400
  Digital
     customers(10)......  21,600   28,500     62,200     9,700         0     122,000
  Digital
     penetration(11)....    12.6%     7.5%      13.7%     27.6%        0        11.7%
  Premium units(12)..... 213,500  283,100    347,700    85,400    45,200     974,900
  Premium
     penetration(13)....    62.4%    67.8%      80.8%    100.8%     37.4%       69.9%
  Cable modem
     customers(14)......   6,500   12,500     17,300     2,900         0      39,200

(1)  Includes our Griffin, Georgia system.
(2) Projections for capital expenditures related to managed system rebuilds are subject to approval by AT&T Broadband.
(3)  Network miles for newly acquired Illinois systems are as of July 31, 2000.
(4)  Headends in managed systems will be consolidated into the Indiana network.
(5) The upgrades of the newly acquired Illinois systems are scheduled to be completed by the end of 2002.
(6) Homes passed are the number of single residence homes, apartments and condominium units passed by the cable distribution network in a cable system's service area.
(7) Basic customers are customers of a cable television system who receive a package of over-the-air broadcast stations, local access channels and certain satellite-delivered cable television services, other than premium services, and who are usually charged a flat monthly rate for a number of channels.
(8) Basic penetration means basic customers as a percentage of total number of homes passed.
(9) Digital ready homes means the total number of homes passed to which digital service is available.
(10) Customers with a digital converter box.
(11) Digital penetration means digital service units as a percentage of digital ready homes.
(12) Premium units mean the number of subscriptions to premium services, which are paid for on an individual unit basis.
(13) Premium penetration means premium service units as a percentage of the total number of basic customers. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes to more than one premium service unit.
(14) Customers receiving high-speed Internet service.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
AT&T Broadband, LLC:

    We have audited the accompanying combined balance sheet of The AT&T Insight Midwest Systems (a combination of certain assets as defined in note 1 to the combined financial statements) as of December 31, 1999, and the related combined statements of operations and parent's investment, and cash flows for the period from March 1, 1999 to December 31, 1999 ("New Insight" or "Successor") and of The AT&T Insight Midwest Systems for the period from January 1, 1999 to February 28, 1999 ("Old Insight" or "Predecessor"). These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the aforementioned Successor combined financial statements present fairly, in all material respects, the financial position of New Insight as of December 31, 1999, and the results of their operations and their cash flows for the Successor period, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor combined financial statements present fairly, in all material respects, the results of Old Insight operations and their cash flows for the Predecessor period, in conformity with generally accepted accounting principles.

    As discussed in note 1, effective March 9, 1999, AT&T Corp., parent company of New Insight, acquired Tele-Communications, Inc., parent company of Old Insight, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and therefore, is not comparable.

                                          KPMG LLP

Denver, Colorado
October 11, 2000

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                            COMBINED BALANCE SHEETS
                             (amounts in thousands)

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                       (unaudited)
                       Assets
Cash.................................................  $    2,143        1,769
Trade and other receivables, net.....................       5,845        4,303
Property and equipment, at cost:
  Land...............................................         668          639
  Distribution systems...............................     196,085      121,647
  Support equipment and buildings....................      14,468       11,048
                                                       ----------    ---------
                                                          211,221      133,334
  Less accumulated depreciation......................      21,911        6,665
                                                       ----------    ---------
                                                          189,310      126,669
                                                       ----------    ---------
Intangible assets....................................   1,115,279      954,840
  Less accumulated amortization......................      41,352       22,507
                                                       ----------    ---------
                                                        1,073,927      932,333
                                                       ----------    ---------
                                                       $1,271,225    1,065,074
                                                       ==========    =========
         Liabilities and Parent's Investment
Accounts payable.....................................  $      864          740
Accrued expenses.....................................      12,965        4,051
                                                       ----------    ---------
    Total liabilities................................      13,829        4,791
                                                       ----------    ---------
Parent's investment (note 3).........................   1,257,396    1,060,283
                                                       ----------    ---------
Commitments and contingencies (note 4)...............  $1,271,225    1,065,074
                                                       ==========    =========



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
           COMBINED STATEMENTS OF OPERATIONS AND PARENT'S INVESTMENT
                                  (see Note 2)
                             (amounts in thousands)

                                                                                    New Insight                 Old Insight
                                                                        ------------------------------------ -----------------
                                                                                              Ten months
                                                                        Nine months ended        ended       Two months ended
                                                                        September 30, 2000 December 31, 1999 February 28, 1999
                                                                        ------------------ ----------------- -----------------
                                                                           (unaudited)
Revenue................................................................     $  128,357           118,509           20,742
Operating costs and expenses:
  Operating (note 3)...................................................         54,303            49,115            8,131
  Selling, general, and administrative.................................         13,763            13,590            2,553
  Management fees (note 3).............................................          7,011             5,497              900
  Depreciation.........................................................         15,325            11,058            2,158
  Amortization.........................................................         21,273            20,141            1,713
                                                                            ----------         ---------          -------
                                                                               111,675            99,401           15,455
                                                                            ----------         ---------          -------
    Net earnings.......................................................         16,682            19,108            5,287
Parent's investment:
  Beginning of period..................................................      1,060,283           892,683          414,696
  Change in due to parent (note 3).....................................        (18,454)          (13,727)          (4,707)
  Acquisition of cable systems by subsidiaries of AT&T Corp. (note 2)..        198,885           162,219              --
                                                                            ----------         ---------          -------
    End of period......................................................     $1,257,396         1,060,283          415,276
--------------------------------------------------
                                                                            ==========         =========          =======



            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                       COMBINED STATEMENTS OF CASH FLOWS
                                  (see note 2)
                             (amounts in thousands)

                                                                                              New Insight         Old Insight
                                                                                       -------------------------- ------------
                                                                                        Nine months   Ten months   Two months
                                                                                           ended        ended        ended
                                                                                       September 30, December 31, February 28,
                                                                                           2000          1999         1999
                                                                                       ------------- ------------ ------------
                                                                                        (unaudited)
Cash flows from operating activities:
 Net earnings.........................................................................    $16,682       19,108        5,287
 Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation and amortization......................................................     36,598       31,199        3,871
   Changes in operating assets and liabilities:
    Change in receivables and other assets............................................       (520)         143       (1,606)
    Change in accruals, payables and other liabilities................................        469        1,820         (339)
                                                                                          -------      -------       ------
     Net cash provided by operating activities........................................     53,229       52,270        7,213
                                                                                          -------      -------       ------
Cash flows from investing activities:
 Capital expended for property and equipment..........................................    (34,808)     (40,155)      (4,165)
 Other investing activities, net......................................................        407        1,929          972
                                                                                          -------      -------       ------
     Net cash used in investing activities............................................    (34,401)     (38,226)      (3,193)
                                                                                          -------      -------       ------
Cash flows from financing activities--
 Change in amounts due to parent, net.................................................    (18,454)     (13,727)      (4,707)
                                                                                          -------      -------       ------
 Net change in cash...................................................................        374          317         (687)
 Cash at beginning of period..........................................................      1,769        1,452        2,139
                                                                                          -------      -------       ------
 Cash at end of period................................................................    $ 2,143        1,769        1,452
                                                                                          =======      =======       ======


            See accompanying notes to combined financial statements.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
   (Amounts as of and for the period ended September 30, 2000 are unaudited)

(1) Basis of Presentation and Summary of Significant Accounting Policies

    On August 15, 2000, subsidiaries of AT&T Corp. ("AT&T") entered into certain agreements with Insight Communications Company, L.P. ("Insight") and Insight Midwest, L.P. ("Insight Midwest"). In accordance with the terms of the agreements, such subsidiaries agreed to contribute certain cable television systems serving approximately 252,000 customers located in Illinois (the "Contributed Systems") to Insight Midwest, a partnership in which AT&T currently holds a 50% partnership interest. In addition, such subsidiaries agreed to sell certain cable television systems serving approximately 94,000 customers located in Illinois (the "Sold Systems") to Insight and to exchange a cable television system serving approximately 10,000 customers in and around Freeport, Illinois (the "Exchanged System") for a cable television system in and around Claremont, California. Insight will contribute the Sold Systems and the Exchanged System to Insight Midwest. Following the above described transactions, both AT&T and Insight will continue to have a 50% partnership interest in Insight Midwest.

    The above agreements were consummated effective on January 1, 2001.

    The accompanying combined financial statements include the specific accounts directly related to the activities of the Contributed Systems, the Sold Systems and the Exchanged Systems (collectively, the "AT&T Insight Midwest Systems"). The AT&T Insight Midwest Systems are wholly-owned by various cable subsidiaries of AT&T. All significant inter-entity accounts and transactions have been eliminated in combination. The combined net assets of AT&T Insight Midwest Systems are referred to as "Parent's Investment."

    On March 9, 1999, AT&T acquired AT&T Broadband, LLC ("AT&T Broadband", formerly known as Tele-Communications, Inc.) in a merger (the "AT&T Merger"). In the AT&T Merger, AT&T Broadband became a subsidiary of AT&T. For financial reporting purposes, the AT&T Merger was deemed to have occurred on March 1, 1999. The combined financial statements for periods prior to March 1, 1999 include those AT&T Insight Midwest Systems that were then owned by Tele-Communications, Inc. and are referred to herein as "Old Insight." The combined financial statements for periods subsequent to February 28, 1999 are referred to herein as "New Insight." Due to the application of purchase accounting in connection with the AT&T Merger, the predecessor combined financial statements of Old Insight are not comparable to the successor combined financial statements of New Insight. In the following text, "AT&T Insight Midwest Systems" and "the Company" refer to both Old Insight and New Insight. See note 2.

    As further described in note 2, certain of the cable systems included in the combined financial statements of New Insight were acquired by AT&T and its subsidiaries in 2000 and 1999. The AT&T Insight Midwest Systems' combined financial statements include the assets, liabilities and results of operations for such cable systems since their respective acquisition dates.

    Certain costs of AT&T are charged to the Company based on AT&T Insight Midwest Systems' number of customers (see note 3). Although such allocations are not necessarily indicative of the costs that would have been incurred by the AT&T Insight Midwest Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

    The AT&T Insight Midwest System's net assets are held by various wholly-owned subsidiaries and partnerships of AT&T. Accordingly, the balance sheets of the AT&T Insight Midwest Systems do

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

not reflect all of the assets and liabilities that would be indicative in a stand alone business. In particular, the AT&T Insight Midwest Systems do not constitute a taxable entity, therefore, no provision has been made for income tax expense or benefit in the accompanying combined financial statements.

Interim Results (unaudited)

    The accompanying interim combined financial statements as of and for the nine months ended September 30, 2000 are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year.

Receivables

    Receivables are reflected net of an allowance for doubtful accounts. Such allowance at September 30, 2000 and December 31, 1999, respectively, was not significant.

Property and Equipment

    Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, labor and applicable overhead related to installations and interest during construction are capitalized. Interest capitalized was not significant for the nine months ended September 30, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999.

    Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

    Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sale of properties in their entirety.

Intangible Assets

    Intangible assets consist primarily of franchise costs. Franchise costs represent the difference between the value attributable to the AT&T Insight Midwest Systems' service areas and amounts allocated to the tangible assets of the AT&T Insight Midwest Systems. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the AT&T Insight Midwest Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the average lives of the franchise, 15 years.

Impairment of Long-lived Assets

    The Company periodically reviews the carrying amounts of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, based on

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

an analysis of undiscounted cash flows, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

    Cable revenue for customer fees, equipment rental, advertising and pay-per-view programming is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

Statement of Cash Flows

    With the exception of certain system acquisitions and asset transfers (see note 2), transactions effected through the intercompany account due to (from) parent have been considered constructive cash receipts and payments for purposes of the combined statement of cash flows.

Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements." The SEC delayed the date by which registrants must apply the accounting and disclosures described in SAB No. 101 until the fourth quarter of 2000. The Company does not anticipate that SAB No. 101 will have a significant impact on the financial condition or results of operations of the AT&T Insight Midwest Systems.

(2) Business Combinations

AT&T Merger

    The AT&T Merger has been accounted for using the purchase method of accounting and has been deemed to be effective as of March 1, 1999 for financial reporting purposes. Accordingly, the Company's portion of the allocation of AT&T's purchase price to acquire AT&T Broadband has been reflected in the combined financial statements of the AT&T Insight Midwest Systems as of March 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the March 1, 1999 balance sheet of New Insight, as adjusted to give effect to the purchase accounting adjustments resulting from the allocation to the net assets of the Company of AT&T's purchase price to acquire AT&T Broadband:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $  1,452
     Receivables....................................................     3,690
     Property and equipment.........................................    71,832
     Intangible assets..............................................   818,088
                                                                      --------
                                                                      $895,062
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  2,379
     Parent's Investment............................................   892,683
                                                                      --------
                                                                      $895,062
                                                                      ========

    As a result of the application of purchase accounting, New Insight recorded its assets and liabilities at their fair values on March 9, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include $792.0 million assigned to New Insight's franchise costs which are amortized over 40 years.

Acquisitions

Exchange

    During the second quarter of 1999, AT&T Broadband paid cash and traded cable television systems serving customers located in Florida, Hawaii, Maine, New York, Ohio, Texas and Wisconsin in exchange for cable television systems serving customers located in Illinois, New Jersey, Oregon and Pennsylvania (the "1999 Exchange"). The 1999 Exchange was consummated pursuant to an agreement that was executed in November 1998. The 1999 Exchange was deemed to be effective as of June 1, 1999 for financial reporting purposes and the acquired systems were recorded using the purchase method of accounting.

    Certain of the Illinois cable television systems acquired by AT&T Broadband in the 1999 Exchange are included in the accompanying financial results of the AT&T Insight Midwest Systems and are reflected as a contribution from AT&T Broadband. Accordingly, the assets, liabilities and results of operations of such systems have been reflected in the combined financial statements of the AT&T Insight Midwest Systems since June 1, 1999.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The following table reflects the June 1, 1999 balance sheet of the 1999 Exchange systems contributed from AT&T Broadband to the AT&T Insight Midwest
Systems:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Receivables....................................................  $    483
     Property and equipment.........................................    25,670
     Intangible assets..............................................   136,658
                                                                      --------
                                                                      $162,811
                                                                      ========

   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $    592
     Parent's Investment............................................   162,219
                                                                      --------
                                                                      $162,811
                                                                      ========

    The above operating assets and liabilities have been included in the accompanying combined financial statements at their fair values at June 1, 1999. The most significant purchase accounting adjustments related to intangible assets. The intangible assets include approximately $131.8 million of franchise costs which are amortized over 40 years.

Merger with MediaOne Group, Inc. ("MediaOne") (unaudited)

    On June 15, 2000, AT&T completed the acquisition of MediaOne in a cash and stock transaction valued at approximately $56 billion (the "MediaOne Merger"). The MediaOne Merger was accounted for under the purchase method of accounting. Certain cable television systems received by AT&T in the MediaOne Merger are included in the accompanying financial statements since their date of acquisition by AT&T. Accordingly, the preliminary allocation of the Company's portion of AT&T's purchase price to acquire MediaOne has been reflected in the accompanying combined financial statements of the AT&T Insight Midwest Systems as of June 15, 2000.

    The following table reflects the June 15, 2000 balance sheet of the cable systems which were acquired in the MediaOne Merger and included in the AT&T Insight Midwest Systems, as adjusted to give effect to the preliminary purchase accounting adjustments:

                                                                     (amounts in
                                                                     thousands)
                                                                     -----------
   Assets
     Cash...........................................................  $    304
     Receivables....................................................       620
     Property and equipment.........................................    47,588
     Intangible assets..............................................   159,419
                                                                      --------
                                                                      $207,931
                                                                      ========
   Liabilities and Parent's Investment
     Accounts payable and accrued expenses..........................  $  9,046
     Parent's Investment............................................   198,885
                                                                      --------
                                                                      $207,931
                                                                      ========

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The preliminary purchase accounting adjustments in the table above reflect the preliminary estimates of fair value at June 15, 2000. A final allocation of AT&T's purchase price will be made upon receipt of final third party appraisals. The most significant preliminary purchase accounting adjustments related to intangible assets. The preliminary intangible assets include approximately $146.0 million of franchise costs which are amortized over 40 years.

Pro Forma Operating Results (unaudited)

    The following unaudited combined results of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 were prepared assuming the AT&T Merger, the 1999 Exchange, and the MediaOne Merger occurred on January 1, 1999. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger, the 1999 Exchange, and the MediaOne Merger had occurred on January 1, 1999, nor does it intend to be a projection of future results:

                                                       Nine months
                                                          ended      Year ended
                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                        (amounts in thousands)
   Revenue...........................................   $139,476      174,939
   Net earnings......................................   $ 16,935       26,679

(3) Parent's Investment

    Parent's investment in the AT&T Insight Midwest Systems at September 30, 2000 and December 31, 1999 is summarized as follows (amounts in thousands):

                                                      September 30, December 31,
                                                          2000          1999
                                                      ------------- ------------
                                                       (unaudited)
   Due to parent.....................................  $1,221,606    1,041,175
   Retained earnings since March 1, 1999.............      35,790       19,108
                                                       ----------    ---------
                                                       $1,257,396    1,060,283
                                                       ==========    =========

    The non-interest bearing amount due to parent includes AT&T's equity in acquired systems, advances for operations, acquisitions and construction costs, as well as the amounts owed as a results of the allocation of certain costs from AT&T.

    As a result of AT&T's 100% ownership of the AT&T Insight Midwest Systems, the non-interest bearing amounts due to parent have been classified as a component of Parent's investment in the accompanying combined balance sheets. Such amounts are due on demand.

    The AT&T Insight Midwest Systems purchase, at AT&T's cost, certain pay television and other programming through a certain indirect subsidiary of AT&T. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

    Certain subsidiaries of AT&T provide administrative services to the AT&T Insight Midwest Systems and have assumed managerial responsibility of the AT&T Insight Midwest Systems' cable television system operations and construction. As compensation for these services, the AT&T Insight Midwest Systems pay a monthly fee calculated on a per-subscriber basis.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The intercompany advances and expense allocation activity in amounts due to parent consist of the following (amounts in thousands):

                                                                                              New Insight         Old Insight
                                                                                       -------------------------- ------------
                                                                                        Nine months   Ten months   Two months
                                                                                           ended        ended        ended
                                                                                       September 30, December 31, February 28,
                                                                                           2000          1999         1999
                                                                                       ------------- ------------ ------------
                                                                                        (unaudited)
   Beginning of period................................................................  $1,041,175      892,683     282,834
     Programming charges..............................................................      34,574       30,083       5,282
     Management fees..................................................................       7,011        5,497         900
     Cable system acquisitions........................................................     198,885      162,219         --
     Cash transfers...................................................................     (60,039)     (49,307)    (10,889)
                                                                                        ----------    ---------     -------
   End of period......................................................................  $1,221,606    1,041,175     278,127
   --------------------------------------------------
                                                                                        ==========    =========     =======

(4) Commitments and Contingencies

    The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") imposed certain rate regulations on the cable television industry. Under the 1992 Cable Act, all cable systems are subject to rate regulation, unless they face "effective competition," as defined by the 1992 Cable Act and expanded in the Telecommunications Act of 1996 (the "1996 Act"), in their local franchise area.

    Although the Federal Communications Commission (the "FCC") has established regulations required by the 1992 Cable Act, local government units (commonly referred to as local franchising authorities) are primarily responsible for administering the regulation of a cable system's basic service tier. The FCC historically administered rate regulation of any cable programming service tier ("CPST"). The FCC's authority to regulate CPST rates expired on March 31, 1999.

    The Company believes that it has complied in all material respects with the provisions of the 1992 Cable Act and the 1996 Act, including its rate setting provisions. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of CPST rates would be retroactive to the date of complaint.

    Certain plaintiffs have filed or threatened separate class action complaints against cable systems across the United States alleging that the systems' practice of assessing an administrative fee to subscribers whose payments are delinquent constitutes an invalid liquidated damage provision, a breach of contract, and violates local consumer protection statutes. Plaintiffs seek recovery of all late fees paid to the subject systems as a class purporting to consist of all subscribers who were assessed such fees during the applicable limitation period, plus attorney fees and costs. In March 2000, a settlement agreement was executed with respect to certain late fee class action complaints, which involves certain of the AT&T Insight Midwest Systems. On October 11, 2000 the court approved the settlement agreement with the exception of certain customers, including customers in Illinois, which did not receive notice regarding the settlement. The settlement agreement for the remaining affected subscribers in the AT&T Insight Midwest Systems was approved in December, 2000. The settlement is not expected to have a material impact on the AT&T Insight Midwest Systems' financial condition or results of operations.

                          AT&T INSIGHT MIDWEST SYSTEMS
            (A combination of certain assets, as defined in note 1)
              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


    The AT&T Insight Midwest Systems have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible the AT&T Insight Midwest Systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

    The AT&T Insight Midwest Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $1,219,000, $1,037,000 and $157,000 for the nine months ended September 30, 2000, the ten months ended December 31, 1999 and the two months ended February 28, 1999, respectively.

    Future minimum lease payments under noncancelable operating leases for each of the next five years are summarized as follows (amounts in thousands):

      Years ending December 31:
      2000................................................................ $525
      2001................................................................  382
      2002................................................................  345
      2003................................................................  324
      2004................................................................  325
      Thereafter..........................................................  209

    It is expected that, in the normal course of business, expiring leases will be renewed or replaced.

Item 7.   Financial Statements and Exhibits.

(a)      Financial Statements: None

(b)      Pro Forma Financial Information: None

(c)      Exhibits:

   Exhibit No.          Description
   -----------          -----------

       99.1             Press Release dated January 26, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Insight Communications Company, Inc.
                                        (Registrant)



Date: January 29, 2001             By:   /s/ Elliot Brecher
                                       ------------------------------------
                                         Elliot Brecher
                                         Senior Vice President
                                          and General Counsel